EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period JULY 1, 2016 - December 31, 2016

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter
Multimanager Core Bond Portfolio - BlackRock 7/18/2016 Barclays Capital Inc.   $74,000.00   $3,500,000,000.00   $99.734  0.450% Teva Pharmaceutical Finance Netherlands III B.V. (2026) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 7/18/2016 Barclays Capital Inc.   $143,000.00   $3,000,000,000.00   $99.666  0.400% Teva Pharmaceutical Finance Netherlands III B.V. (2023) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 7/27/2016 Merrill Lynch, Pierce, Fenner & SMI  $229,000.00   $2,250,000,000.00   $99.745  0.400% Verizon Communications Inc. (2026) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 7/27/2016 Goldman Sachs & Co.   $51,000.00   $1,500,000,000.00   $99.947  0.750% Verizon Communications Inc. (2046) PNC Capital Markets LLC
AXA/Morgan Stanley Small Cap Growth Portfolio 08/04/2016 BofA Merrill Lynch  $6,000,000.00   $130,005,000.00   $15.000  $1.05/share At Home Group Inc. Morgan Stanley & Co LLC
Multimanager Core Bond Portfolio - BlackRock 8/15/2016 Merrill Lynch, Pierce, Fenner & SMI  $47,000.00   $500,000,000.00   $99.908  0.875% Baltimore Gas and Electric Company (2046) PNC Capital Markets LLC
AXA/Morgan Stanley Small-Cap Growth Portfolio 09/22/2016 J.P. Morgan  $2,975,000.00   $141,666,661.00   $17.000  $1.19/share e.l.f. Beauty Inc. Morgan Stanley & Co LLC
EQ/Wells Fargo Omega Growth Portfolio 9/22/2016 Morgan Stanley  $680,000.00   $141,666,661.00   $17.000  $1.19/share e.l.f. Beauty Inc. Wells Fargo Securities LLC
AXA Large Cap Growth Managed Volatility Portfolio - Wells 9/22/2016 Morgan Stanley  $680,000.00   $141,666,661.00   $17.000  $1.19/share e.l.f. Beauty Inc. Wells Fargo Securities LLC
Multimanager Core Bond Portfolio - BlackRock 9/8/2016 Wells Fargo Securities LLC  $60,000.00   $1,000,000,000.00   $99.831  0.650% Cox Communications, Inc. (2026) PNC Capital Markets LLC

Multimanager Core Bond Portfolio - BlackRock 10/13/2016 Citigroup Global Markets 74,000  $700,000,000.00  $99.75  0.875% CSX Corporation (2066) PNC Capital Markets LLC
EQ/Wells Fargo Omega Growth Portfolio 10/12/2016 Barclays 6,175,000  $633,333,327.00  $19.00  $1.045/share Extraction Oil & Gas Wells Fargo Securities LLC
AXA Large Cap Growth Managed Volatility Portfolio - Wells 10/12/2016 Barclays 6,175,000  $633,333,327.00  $19.00  $1.045/share Extraction Oil & Gas Wells Fargo Securities LLC
EQ/Wells Fargo Omega Growth Portfolio 10/7/2016 Goldman Sachs 8,800,000  $249,999,992.00  $22.00  $1.461/share Camping World Holdings Wells Fargo Securities LLC
AXA Large Cap Growth Managed Volatility Portfolio - Wells 10/7/2016 Goldman Sachs 8,800,000  $249,999,992.00  $22.00  $1.461/share Camping World Holdings Wells Fargo Securities LLC
Multimanager Core Bond Portfolio - BlackRock 12/15/2016 Merrill Lynch 26,000  $750,000,000.00  $99.25  0.750% UnitedHealth Group Inc (2047) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 12/8/2016 Merrill Lynch 79,000  $500,000,000.00  $99.84  0.600% Roper Technologies Inc (2021) PNC Capital Markets LLC

Affiliated Underwriter Affiliation Type
Morgan Stanley & Co LLC Morgan Stanley Investment Management Inc.
PNC Capital Markets LLC    BlackRock Financial Management, Inc.
Wells Fargo Securities LLC Wells Capital Management, Inc.